                                                                     EXHIBIT 3.2


                                    RESTATED

                                     BY-LAWS

                                       OF

                           CIB MARINE BANCSHARES, INC.
                             A WISCONSIN CORPORATION
                             (ADOPTED JUNE 28, 1999)

                                    ARTICLE I

                               OFFICES AND RECORDS

      SECTION 1.1 PRINCIPAL AND BUSINESS OFFICES. The Corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

      SECTION 1.2 REGISTERED OFFICE. The registered office of the Corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with its principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the corporation shall be identical to such registered office.

                                   ARTICLE II

                                  SHAREHOLDERS

      SECTION 2.1 ANNUAL MEETING. An annual meeting of the shareholders shall be held at such time and date as may be fixed each year by resolution of the Board of Directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

      SECTION 2.2 SPECIAL MEETINGS.

      (a) Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Wisconsin Business Corporation Law, may be called only by the Chairman of the Board of Directors, the President, or the Board of Directors, and shall be called by the Chairman of the Board of Directors or President upon the demand, in accordance with this Section 2.2(a), of the holders of record of shares representing at least ten percent (10%) of all of the votes entitled to be cast on any issue proposed to be considered at the special meeting.

      (b) In order that the Corporation may determine the shareholders entitled to demand a special meeting, the Board may fix a record date to determine the shareholders entitled to make such a demand (the "Demand Record Date"). The Demand Record Date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board and shall be not more than 10 days after the date upon which the resolution fixing the Demand Record Date is adopted by the Board. Any
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shareholder of record seeking to have shareholders demand a special meeting shall send a written demand to the Secretary of the Corporation, in the form provided for in Section 2.2(d), by hand or by certified mail, return receipt requested, which includes a request that the Board fix a Demand Record Date. The Board shall promptly, but in all events within 10 days after the date on which a valid request to fix a Demand Record Date is received, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date. If no Demand Record Date has been fixed by the Board within 10 days after the date on which a valid request to fix a Demand Record Date is received by the Secretary, then the Demand Record Date shall be the 10th day after the first day on which a valid request to fix a Demand Record Date is first received by the Secretary.

      (c) In order for a shareholder or shareholders to demand a Special Meeting, a written demand or demands for a Special Meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the special meeting must be received by the Secretary by hand or by certified or registered mail, return receipt requested, within 70 days of the Demand Record Date.

      (d) To be valid, any demand which includes a request to fix a Demand Record Date shall set forth the specific purpose or purposes for which the special meeting is to be held, shall be signed by one or more persons who, as of the date of the demand, are shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative), and shall set forth the name and address, as they appear in the Corporation's books, of each shareholder signing such demand and the class or series and number of shares of the Corporation that are owned of record and beneficially by each such shareholder. Each demand submitted by any other shareholder in connection with the same meeting shall include the same information and shall be signed by one or more persons who, as of the Demand Record Date, are shareholders of record (or their duly authorized proxies or other representatives).

      (e) The Corporation shall not be required to call a special meeting upon shareholder demand unless, in addition to the documents required by Section 2.2(b), (c) and (d), the Secretary receives a written agreement signed by each Soliciting Shareholder (as defined herein), pursuant to which each Soliciting Shareholder, jointly and severally, agrees to pay the Corporation's costs of holding the special meeting, including the costs of preparing and mailing proxy materials for the Corporation's own solicitation; provided that if each of the resolutions introduced by any Soliciting Shareholder at such meeting is adopted, and each of the individuals nominated by or on behalf of any Soliciting Shareholder for election as director at such meeting is elected, then the Soliciting Shareholders shall not be required to pay such costs. For purposes of this Section 2.2(e), the following terms shall have the meanings set forth below:

            (i) "Affiliate" of any Person shall mean any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person.

            (ii) "Participant" shall have the meaning assigned to such term in
      Item 4 of Schedule 14A (Rule 14a-101) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            (iii) "Person" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person under
      Section 14(d)(2) of the Exchange Act.


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
            (iv) "Proxy" shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

            (v) "Solicitation" shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

            (vi) "Soliciting Shareholder" shall mean, with respect to any special meeting demanded by a shareholder or shareholders, any of the following persons:

                  (A) if the number of shareholders signing the demand or
            demands for a meeting delivered to the corporation pursuant to
            Section 2.2(c) is ten or fewer, then each shareholder signing any such demand;

                  (B) if the number of shareholders signing the demand or
            demands for a meeting delivered to the corporation pursuant to
            Section 2.2(c) is more than ten, then each Person who either (I) was a Participant in any Solicitation of such demand or demands or (II) at the time of the delivery to the corporation of such demand or demands, had engaged or intended to engage in any Solicitation of Proxies for use at such special meeting (other than a Solicitation of Proxies on behalf of the Corporation); or

                  (C) any Affiliate of a Soliciting Shareholder, if a majority of the directors then in office determine, reasonably and in good faith, that such Affiliate should be required to sign the written demand described in Section 2.2(d) and/or the written agreement described in this subsection (e) in order to prevent the purposes of this Section 2.2 from being evaded.

      (f) Except as provided in the following sentence, any special meeting shall be held at such hour and day as may be designated by whichever of the Chairman of the Board, the President or the Board shall have called such meeting. In the case of any special meeting called by the Chairman of the Board or the President upon the demand of shareholders (a "Demand Special Meeting"), such meeting shall be held at such hour and day as may be designated by the Board; provided, however, that the date of any Demand Special Meeting shall be not more than 70 days after the record date fixed for the special meeting pursuant to Section 2.5(a); and provided further that in the event that the directors then in office fail to designate an hour and date for a Demand Special Meeting within 10 days after the date that valid written demands for such meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the special meeting are delivered to the corporation (the "Delivery Date"), then such meeting shall be held on the 100th day after the Delivery Date, or if such 100th day is not a Business Day (as defined below), on the first preceding Business Day. In fixing a meeting date for any special meeting, the Chairman of the Board, the President or the Board may consider such factors as he or it deems relevant within the good faith exercise of his or its business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting, and any plan of the Board to call an annual meeting or a special meeting for the conduct of related business.

      (g) Any special meeting may be adjourned by the chairman of the meeting from time to time and place to place without notice other than announcement at the meeting. At any adjourned special meeting the corporation may transact any business which might have been transacted at the special meeting as originally called. In accordance with the provisions of applicable law, the Board acting by resolution may postpone and reschedule any previously scheduled special meeting; provided, however,


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that a Demand Special Meeting shall not be postponed beyond the 100th day following the Delivery Date.

      (h) For purposes of these by-laws, "Business Day" shall mean any day other than a Saturday, a Sunday, legal holiday for federal or state governmental agencies located in the State of Wisconsin, or a day on which banking institutions in the State of Wisconsin are obligated by law or executive order to close.

      SECTION 2.3 PLACE OF SHAREHOLDER MEETINGS. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual or special meeting of shareholders. If no designation is made, the place of the meeting shall be at the principal office of the Corporation in the State of Wisconsin.

      SECTION 2.4 NOTICE OF MEETINGS.

      (a) Delivery of Notice. Written or printed notice stating the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) days before the date of the meeting (unless a different time is provided by the Wisconsin Business Corporation Law or the Articles of Incorporation), or in the case of a merger, consolidation, share exchange, dissolution, or sale, lease, or exchange of assets, not less than twenty (20) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman, President, or the Secretary to each shareholder of record entitled to vote at such meeting and to such other persons as required by the Wisconsin Business Corporation Law. In the event of any Demand Special Meeting, such notice shall be sent not more than 30 days after the Delivery Date. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, with postage thereon prepaid, addressed to the shareholder at his address as it appears on the records of the Corporation.

      (b) Content of Notice. In the case of any special meeting, (i) the notice of meeting shall describe any business that the Board shall have theretofore determined to bring before the meeting, and (ii) in the case of a Demand Special Meeting, the notice of meeting (A) shall describe any business set forth in the statement of purpose of the demands received by the Corporation in accordance with Section 2.2(d) of these by-laws.

      (c) Notice of Adjournments. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if a new record date for an adjourned meeting is or must be fixed, the Corporation shall give notice of the adjourned meeting to persons who are shareholders as of the new record date.

      2.5 FIXING OF RECORD DATE.

      (a) Shareholder Meetings. The Board of Directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of and to vote at any meeting of shareholders, shareholders entitled to demand a special meeting as contemplated by Section 2.2 hereof, shareholders entitled to take any other action, or shareholders for any other purpose. Such record date shall not be more than 70 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. In the case of any Demand Special Meeting, (i) the record date for the special meeting shall not be later than the 30th day after the Delivery Date and (ii) if the


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Board fails to fix a record date for such special meeting within 30 days after the Delivery Date, then the close of business on such 30th day shall be the record date for such special meeting. Except as provided by the Wisconsin Business Corporation Law for a court-ordered adjournment, a determination of shareholders entitled to notice of and to vote at a meeting of shareholders is effective for any adjournment of such meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

      (b) Distributions. The record date for determining shareholders entitled to a distribution (other than a distribution involving a purchase, redemption or other acquisition of the corporation's shares) or a share dividend is the date on which the Board of Directors authorized the distribution or share dividend, as the case may be, unless the Board of Directors fixes a different record date.

      (c) Other Corporate Action. Subject to the procedures set forth in Section 2.2(b) relating to the fixing of a Demand Record Date, the Board may also fix a future date as the record date to determine the shareholders entitled to take any other action. Such record date may not be more than 70 days before the action requiring a determination of shareholders.

      2.6 SHAREHOLDERS' LIST FOR MEETINGS. After a record date for a special or annual meeting of shareholders has been fixed, the corporation shall prepare a list of the names of all of the shareholders entitled to notice of the meeting. The list shall be arranged by class or series of shares, if any, and show the address of and number of shares held by each shareholder. Such list shall be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing to the date of the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder or his or her agent may, on written demand, inspect and, subject to the limitations imposed by the Wisconsin Business Corporation Law, copy the list, during regular business hours and at his or her expense, during the period that it is available for inspection pursuant to this Section 2.6. The Corporation shall make the shareholders' list available at the meeting and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment thereof. Refusal or failure to prepare or make available the shareholders' list shall not affect the validity of any action taken at a meeting of shareholders.

      SECTION 2.7 VOTING OF SHARES. Except as provided under the Wisconsin Business Corporation Law or otherwise provided in the Articles of Incorporation of the Corporation, each outstanding share of Common Stock shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

      SECTION 2.8 PROXIES. At all meetings of shareholders, a shareholder may vote his or her shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the Corporation authorized to tabulate votes. An appointment form is valid for 11 months from the date of its signing unless a different period is expressly provided in the appointment form.

      SECTION 2.9 CONDUCT OF MEETINGS; ADVANCE NOTICE PROCEDURES.

      (a) Conduct of Meetings. The President or, in his absence, the Chairman of the Board or such other officer as may be designated by the Board of Directors, shall be the chairman at shareholders'


                                       5
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meetings. The Secretary of the Corporation or, in his absence, such person as the chairman of the meeting shall appoint, shall be the secretary at shareholders' meetings. The Board may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations adopted by the Board, the chairman of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations or procedures and to do all acts as, in the judgment of the chairman, are appropriate for the conduct of the meeting.

      (b) Conduct of Business at Annual Meetings. At any annual meeting of the shareholders of the corporation, only such business shall be conducted, and only nominations of persons for election to the Board of Directors shall be made, as shall have been properly brought before the meeting in accordance with these by-laws. Any nomination of persons for election to the Board of Directors or proposal of business shall be brought before an annual meeting (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 2.9(b), who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 2.9(b). For nominations or other business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and in conformance with the requirements of Section 2.9(d), and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice must be delivered to or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Corporation. In no event shall the public or other announcement of an adjournment of an annual meeting or the adjournment thereof commence a new time period for the giving of a shareholder's notice as described above.

            Notwithstanding the foregoing, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public disclosure by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days before the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 2.9(b) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public disclosure is first made by the Corporation.

      (c) Conduct of Business at Special Meetings. At any special meeting of the shareholders, only such business shall be conducted as the Board of Directors shall have determined to bring before the special meeting and, in the case of a Demand Special Meeting, as shall have seen set forth in the statement of purpose of the demands received by the Corporation in accordance with Section 2.2. Nominations of persons for election to the Board of Directors of the Corporation may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any shareholder of the Corporation who (A) is a shareholder of record at the time of the giving of notice provided for in this Section 2.9(c),


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(B) is entitled to vote for the election of directors at the meeting and (C)
complies with the notice procedures set forth in this Section 2.9(c). Any shareholder desiring to nominate persons for election to the Board of Directors at a special meeting must deliver written notice of such shareholder's proposed nomination, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation. Such notice must be received by the Secretary not more than 90 days before such special meeting and not later than the close of business on the later of (i) the 60th day before such special meeting or (ii) the 10th day following the date on which a public announcement is first made of the date of such special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public or other announcement of an adjournment of a special meeting or the adjournment thereof commence a new time period for the giving of a shareholder's notice as described above.

      (d) Content of Notice. Each shareholder's notice to the Secretary of the Corporation shall set forth (i) as to each person whom such shareholder proposes to nominate for election or reelection as a director at an annual or special meeting, all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or otherwise required, under Regulation 14A under the Securities Exchange Act of 1934 ("Regulation 14A") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected), (ii) as to any other business such shareholder proposes to bring before an annual meeting, a brief description of the business desired to be brought before such annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or such business is to be brought, (i) the name and address of such shareholder, as they appear on the Corporation's books, and the name and address of such beneficial owner and (ii) the class, series (if applicable) and number of shares of the Corporation's capital stock that are owned beneficially and of record by such shareholder and such beneficial owner. The Corporation may require any proposed nominee for director to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

      (e) Notwithstanding anything in these by-laws to the contrary, only such persons who are nominated in accordance with the procedures set forth in this
Section 2.9 shall be eligible for election as directors and only such business shall be brought before or conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.9. The chairman of the annual or special meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made or business was not properly brought before the meeting in accordance with the provisions of this Section 2.9 and, if the chairperson should so determine, he or she shall so declare to the meeting and any such defective nomination shall be disregarded and/or any such business not properly brought before the special meeting shall not be transacted.

      (f) For purposes of this Section 2.9, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

      (g) Notwithstanding the foregoing provisions of this Section 2.9, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.9. Nothing in this Section 2.9 shall be deemed to affect any rights of (i) shareholders to request inclusion of proposals in the Corporation's proxy


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statement pursuant to Rule 14a-8 under the Exchange Act, or (ii) holders of any class or series of the Corporation's preferred stock to elect directors under specified circumstances.

      SECTION 2.10 QUORUM AND VOTING REQUIREMENTS.

      (a) Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. If the Corporation has only one class of stock outstanding, such class shall constitute a separate voting group for purposes of this Section 2.10. Except as otherwise provided in the Articles of Incorporation, any by-law adopted under authority granted in the Articles of Incorporation, or the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast on the matter shall constitute a quorum of the voting group for action on that matter. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.

      (b) Voting Requirements. If a quorum exists, except in the case of directors, action on a matter shall be approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, any by-law adopted under authority granted in the Articles of Incorporation, or the Wisconsin Business Corporation Law requires a greater number of affirmative votes. Unless otherwise provided in the Articles of Incorporation, each director shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present.

      (c) Adjournments. Though less than a quorum of the outstanding votes of a voting group are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

      SECTION 2.11 ACCEPTANCE OF INSTRUMENTS SHOWING SHAREHOLDER ACTION. If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of a shareholder. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a shareholder, the corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if any of the following apply:

      (a) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity.

      (b) The name purports to be that of a personal representative, administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation is presented with respect to the vote, consent, waiver or proxy appointment.

      (c) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation is


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presented with respect to the vote, consent, waiver or proxy appointment.

      (d) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder is presented with respect to the vote, consent, waiver or proxy appointment.

      (e) Two or more persons are the shareholders as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

The corporation may reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent of the corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

      SECTION 2.12 INSPECTORS OF ELECTION. The President may, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. If no previously appointed inspector or alternate is able to act at a meeting of shareholders, the chairman of the meeting may appoint, at the meeting, one or more persons to act as inspectors. No director or candidate for director may be appointed as an inspector. Any inspector so appointed, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and to the best of his or her ability.

      Any inspectors so appointed shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the number of shares represented at a meeting and the validity of proxies and ballots in accordance with applicable law, (iii) count all votes and ballots in accordance with applicable law, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.


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                                   ARTICLE III

                               BOARD OF DIRECTORS

      SECTION 3.1 GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, subject to any limitation set forth in the articles of incorporation.

      SECTION 3.2 NUMBER, TENURE AND QUALIFICATIONS.

      (a) Subject to the rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, the number of directors constituting the Board or Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the number of directors that the Corporation would have at the time if there were no vacancies existing in the Board of Directors (the "Whole Board").

      (b) The Board of Directors, other than the directors who may be elected by the holders of any class or series of Preferred Stock under specified circumstances, shall be divided into three classes, as nearly equal in number as possible. The initial term of office of Class I directors shall expire at the annual meeting of shareholders to be held in 2000; the initial term of office of Class II directors shall expire at the annual meeting of shareholders to be held in 2001; and the initial term of office of Class III directors shall expire at the annual meeting of shareholders to be held in 2003, and in each case until their respective successors are elected and qualified. At each annual meeting of shareholders, directors shall be chosen to succeed those whose terms then expire and shall be elected for a term of office expiring at the third succeeding annual meeting of shareholders after their election, and in each case until their respective successors are elected and qualified.

      (c) Subject to the rights of any class or series of Preferred Stock then outstanding and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. Directors chosen to fill vacancies pursuant to this Section 3.2(c) shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Newly created directorships shall be allocated among the classes of directors so that each class of directors shall consist, as nearly as possible, of one-third of the total number of directors.

      (d) Subject to the rights of any class or series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of all classes of stock of the Corporation generally entitled to vote in the election of directors, considered for purposes of this Section 3.2(d) as one class. A director may be removed by the shareholders only at a meeting called for the purpose of removing the director, and the meeting notice shall state that the purpose, or one of the purposes, of the meeting is the removal of the director.

      (e) A director may resign at any time by giving written notice to the Board of Directors, its

Chairman, or to the Corporation at the Corporation's principal or registered office. A resignation is effective when the notice is given unless the notice specifies a future date. A pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date.

      SECTION 3.3 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after, and at the same place, as the annual meeting of shareholders, unless otherwise designated by the Board of Directors. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

      SECTION 3.4 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at the request of the Chairman, President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.

      SECTION 3.5 NOTICE; WAIVER.

      (a) Notice of any special meeting shall be given by oral or written notice to each director at his or her business address. Any person or persons authorized to call special meetings of the Board of Directors shall deliver oral or written notice of such at least 24 hours prior to the time and date of the meeting in person or by telephone, facsimile transmission, telegram, overnight private or United States mail delivery service, or regular United States mail. If such notice is given by facsimile transmission, telegram or overnight private or U.S. mail delivery service, such notice shall be deemed delivered when the facsimile transmission is confirmed by the director or an agent of the director at his business address, when the telegram is delivered to the telegraph company, or the first business day following deposit with an overnight private or U.S. mail delivery service, or the fifth business day following deposit in regular United States mail.

      (b) Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

      SECTION 3.6 QUORUM. A majority of the number of directors fixed by resolution adopted in accordance with Section 3.2(a) shall constitute a quorum for transaction of business at any meeting of the Board of Directors unless a greater number is required by the Articles of Incorporation or these by- laws; provided that if less than a majority of such directors is present at any meeting, a majority of the directors present may adjourn the meeting at any time without further notice until a quorum shall have been obtained. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of or greater number is required by the Wisconsin Business Corporation Law, the Articles of Incorporation or these by-laws.

      SECTION 3.7 INFORMAL ACTION. Any action required or permitted by the Wisconsin Business Corporation Law to be taken at a meeting of the Board of Directors or a committee thereof created pursuant to Section 3.9 may be taken without a meeting if the action is taken by all members of the Board of Directors or such committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director or committee member and retained by the

Corporation. The action taken shall be effective when all the directors have approved the consent unless the consent specifies a different effective date.

      SECTION 3.8 TELEPHONIC MEETINGS. The Board of Directors or any committee of the Board of Directors may, in addition to conducting meetings in which each director participates in person, and participate in and act at any meeting of such board or committee through the use of a telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meetings shall constitute attendance and presence in person at the meeting of the person or persons so participating. If a meeting will be conducted in which any directors do not participate in person, all participating directors shall be informed that a meeting is taking place at which official business may be transacted.

      SECTION 3.9 COMMITTEES.

      (a) The Board of Directors, by resolution adopted by a majority of the directors then in office, may create one or more committees of the Board of Directors to serve on the committees, and designate other members of the Board of Directors to serve as alternates. Each committee shall have two or more members who shall, unless otherwise provided by the Board of Directors, serve at the pleasure of the Board of Directors. A committee may be authorized to exercise the authority of the Board of Directors, except that a committee may not do any of the following: (a) authorize distributions, (b) approve or propose to shareholders action that the Wisconsin Business Corporation Law requires to be approved by the shareholders, (c) fill vacancies on the Board of Directors or, unless the Board of Directors provides by resolution that vacancies on a committee shall be filled by the affirmative vote of the remaining committee members, on any Board committee, (d) amend the Corporation's Articles of Incorporation, (e) adopt, amend, or repeal by-laws, (f) approve a plan of merger not requiring shareholder approval, (g) authorize or approve the reacquisition of shares, except according to a formula or method prescribed by the Board of Directors, and (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee to do so within the limits prescribed by the Board of Directors. Unless otherwise provided by the Board of Directors in creating the committee, a committee may employ counsel, accountants, and other consultants to assist it in the exercise of its authority.

      (b) The standing committees of the Board of Directors shall include an audit committee and a compensation committee, each of which shall exercise such authority and fulfill such duties as may be fixed by resolution of the Board of Directors in accordance with Section 3.9(a).

      (c) Unless the appointment by the Board of Directors requires a greater number, a majority of any committee shall constitute a quorum, and a majority of a quorum is necessary for committee action. A committee may act by unanimous consent in writing without a meeting and, subject to the provision of these by-laws or action by the Board of Directors, any committee by majority vote of its members shall determine the time and place of meetings and the notice required therefor. Each committee shall keep regular minutes of its proceedings and report the same to the Board when requested.

      SECTION 3.10 PRESUMPTION OF ASSENT. A director of the Corporation who is present and is announced as present at a meeting of the Board of Directors or any committee created in accordance with Section 3.9 when corporate action is taken assents to the action taken unless any of the following occurs:

      (a) The director objects at the beginning of the meeting or promptly upon his or her arrival to holding the meeting or transacting business at the meeting;

      (b) The director's dissent or abstention from the action taken is entered in the minutes of the meeting; or

      (c) The director delivers written notice that complies with the Wisconsin Business Corporation Law of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting.

Such right of dissent shall not apply to any director who votes in favor of the action taken.

      SECTION 3.12 COMPENSATION. The Board of Directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers, or otherwise. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board. No such payment previously mentioned in this section shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                    OFFICERS

      SECTION 4.1 NUMBER. The officers of the Corporation shall be a Chairman, a President, one or more Vice-Presidents, a Secretary, a Treasurer, and such other officers as may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person. The Secretary, any Assistant Secretary or such other officers as may be designated from time to time by the Board of Directors or the President shall have the authority to certify the By-Laws, resolutions of the shareholders and Board of Directors and committees thereof, and other documents of the Corporation as true and correct copies thereof.

      SECTION 4.2 ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected or appointed annually by the Board of Directors at the regular meeting of the Board of Directors or at a meeting held in lieu thereof. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Except as provided herein, each officer shall hold office until his or her successor shall have been duly elected and qualified or until his earlier death, resignation or removal. Election of an officer shall not of itself create any contract rights of that officer against the Corporation.

      SECTION 4.3 CHAIRMAN. The Chairman shall serve as the Chairman of the Board of Directors. The Chairman shall preside at all meetings of the Board of Directors. The Chairman shall have power to sign, with the Secretary or Assistant Secretary, or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed. In the absence or disability of the President, the Chairman shall preside at all meetings of the shareholders. The Chairman shall also have such other powers and perform such other duties as from time to time may be delegated to him or her by the Board of Directors, or as may be prescribed by these By-Laws.

      SECTION 4.4 PRESIDENT. The President shall serve as the Chief Executive Officer of the Corporation. The President shall preside at all meetings of the shareholders. Subject to the control of the Board of Directors, the President shall supervise and direct all of the business, financial, legal and shareholder affairs of the Corporation. The President shall be responsible for seeing that the policies of the Corporation as established by the Board of Directors are carried out. He or she shall be ex officio a member of all standing committees to which he or she is not appointed by the Board of Directors. The President shall have power to sign, with the Secretary or Assistant Secretary, or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed. In the absence or disability of the Chairman, the President shall preside at all meetings of the Board of Directors. In general, the President shall perform all duties incident to the office of the Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

      SECTION 4.5 VICE PRESIDENTS. The Vice President (or if there be more than one, the Vice Presidents) shall assist the President in the discharge of his or her duties as the President may direct and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors. In the absence of the President or in the event of his or her death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order of their seniority as determined from time to time by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these By-Laws, the Vice President (or each of them if there are more than one) may execute for the Corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments, which the Board of Directors has authorized to be executed, and he or she may accomplish such execution either under or without the seal of the Corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument.

      SECTION 4.6 SECRETARY. The Secretary shall (a) keep the minutes of the shareholders' and the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, if such a seal shall exist; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by each such shareholder; (e) sign with the Chairman, President or a Vice President, or any other officer thereunto authorized by the Board of Directors, certificates for shares of the Corporation, the issuance of which shall have been authorized by the Board of Directors and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the Board of Directors or these By-Laws;
(f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties from time to time may be assigned to him by the President or the Board of Directors.

      SECTION 4.7 TREASURER. The Treasurer shall be the principal accounting and financial officer of the Corporation. He or she shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation,
(b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected by the Board of Directors, (c) disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and (d) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond in such sum and with such surety or sureties as the Board of Directors shall determine, for the faithful discharge of his or her duties and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money, securities, and other property belonging to the Corporation in his possession or control.

      SECTION 4.8 ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The Assistant Treasurer, or any of them if there be more than one, and the Assistant Secretary or any of them if there be more than one, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors. An Assistant Secretary may sign with the Chairman, President, or a Vice President, or any other officer thereunto authorized by the Board of Directors, certificates for shares of the Corporation, the issue of which shall have been authorized by the Board of Directors, and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the Board of Directors or these By-Laws. An Assistant Treasurer shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of his or her duties in such sums and with such sureties as the Board of Directors shall determine.

      SECTION 4.9 CONTROLLER. The Board of Directors may elect a Controller who shall be responsible for all accounting and auditing functions of the Corporation and who shall perform such other duties as may from time to time be required of him or her by the Board of Directors.

      SECTION 4.10 APPOINTIVE OFFICERS. The President may appoint other officers and agents on a division basis or otherwise, as such divisions or other operating units are created by the Board of Directors, and such other officers and agents shall receive such compensation, have such tenure and exercise such authority as the President shall specify. All appointments made by the President hereunder and all the terms and conditions thereof shall be reported to the Board of Directors. No appointive officer shall have any contractual rights against the Corporation for compensation by virtue of such appointment beyond the date of the appointment of his or her successor, death, resignation, or removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

      SECTION 4.11 SALARIES. The salaries of the elected officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

      SECTION 4.12 REMOVAL. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. The appointment of an officer does not in and of itself create contract rights.

      SECTION 4.13 RESIGNATION. An officer may resign at any time by delivering notice to the Corporation that complies with the Wisconsin Business Corporation Law. The resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date and the Corporation accepts the later effective date.

      SECTION 4.14 VACANCIES. A newly created office or a vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. If a resignation of an officer is effective at a later date as contemplated by Section 4.13, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor may not take office until the effective date.

                                    ARTICLE V

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

      SECTION 5.1 CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be signed by the appropriate corporate officers, such as the President or a Vice President or by such officer as shall be designated by resolution of the Board of Directors, and by the Secretary or an Assistant Secretary, and shall be sealed with the seal or a facsimile of the seal of the corporation if the Corporation has a seal. If the signature of each officer be by facsimile, the certificate shall be manually signed by or on behalf of a duly authorized transfer agent or clerk. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the shareholder to whom issued, the number and class of shares (with designation of series, if any), the date of issue, and that the Corporation is organized under Wisconsin law. The certificate may state the par value or a statement that the shares are without par value, if applicable. If the Corporation is authorized and does issue shares of more than one class or of a series within a class, the certificate shall also contain such information or statement as may be required by law.

      The name and address of each shareholder, the number and class of shares held and the date on which the certificates for the shares were issued shall be entered on the books of the Corporation. The shareholder in whose name shares are registered on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

      Unless prohibited by the Articles of Incorporation, the Board of Directors may provide by resolution that some or all of any class or series of shares shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate has been surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send the registered owner thereof a written notice of all information that would appear on a certificate. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares shall be identical to those of the holders of certificates representing shares of the same class and series.

      SECTION 5.2 TRANSFER OF SHARES. Transfer of shares of the Corporation shall be recorded on the books of the Corporation and, except in the case of a lost or destroyed certificate, shall be made on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective. Transfer of an uncertified share shall be made on receipt by the Corporation of an instruction from the registered owner or other appropriate person. The instruction shall be in writing or be a communication in such form as may be agreed upon in writing by the Corporation.

      SECTION 5.3 LOST CERTIFICATES. If a certificate representing shares has allegedly been lost or destroyed, the Board of Directors may in its discretion as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

                                   ARTICLE VI

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

      SECTION 6.1 CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, of the Corporation, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

      SECTION 6.2 LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances. The Corporation shall have the power to lend money to its directors, officers, employees and agents.

      SECTION 6.3 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

      SECTION 6.4 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

                                   ARTICLE VII

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

      SECTION 7.1 MANDATORY INDEMNIFICATION.

      (a) In all cases other than those set forth in Section 7.1(b) hereof, subject to the conditions and limitations set forth hereinafter in this Article 7, the Corporation shall indemnify and hold harmless any person who is or was a party, or is threatened to be made a party, to any Action (see Section 7.16 of this Article 7 for definitions of capitalized terms used herein) by reason of his or her status as an Executive, and/or as to acts performed in the course of such Executive's duties to the Corporation and/or an Affiliate, against Liabilities and reasonable Expenses incurred by or on behalf of an Executive in connection with any Action, including, without limitation, in connection with the investigation, defense, settlement or appeal of any Action; provided, pursuant to Section 7.3 of this Article 7, that it is not determined by the Authority, or by a court, that the Executive engaged in misconduct which constitutes a Breach of Duty.

      (b) To the extent an Executive has been successful on the merits or otherwise in connection with any Action, including, without limitation, the settlement, dismissal, abandonment, or withdrawal of any such Action where the Executive does not pay, incur, or assume any material Liabilities, or in connection with any claim, issue, or matter therein, he or she shall be indemnified by the Corporation against reasonable Expenses incurred by or on behalf of him or her in connection therewith. The Corporation shall pay such Expenses to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Section 7.2 of this Article 7), or to such other person or entity as the Executive may designate in writing to the Corporation, within ten days after the receipt of the Executive's written request therefor, without regard to the provisions of Section 7.3 of this Article 7. In the event the Corporation refuses to pay such requested Expenses, the Executive may petition a court to order the Corporation to make such payment pursuant to
Section 7.4 of this Article 7.

      (c) Notwithstanding any other provision contained in this Article 7 to the contrary, the Corporation shall not:

            (i) Indemnify, contribute, or advance Expenses to an Executive with respect to any Action initiated or brought voluntarily by the Executive and not by way of defense, except with respect to Actions:

                  (A) brought to establish or enforce a right to
            indemnification, contribution, and/or an advance of Expenses under
            Section 7.4 of this Article 7, under the Statute as it may then be in effect or under any other statute or law or otherwise as required;

                  (B) initiated or brought voluntarily by an Executive to the extent such Executive is successful on the merits or otherwise in connection with such an Action in accordance with and pursuant to
            Section 7.1(b) of this Article 7; or

                  (C) as to which the Board determines it to be appropriate.

            (ii) indemnify the Executive under this Article 7 for any amounts paid in settlement of any Action effected without the Corporation's written consent.

            The Corporation shall not settle in any manner which would impose any Liabilities or other type of limitation on the Executive without the Executive's written consent. Neither the Corporation nor the Executive shall unreasonably withhold their consent to any proposed settlement.

      (d) An Executive's conduct with respect to an employee benefit plan sponsored by or otherwise associated with the Corporation and/or an Affiliate for a purpose he or she reasonably believes to be in the interests of the participants in and beneficiaries of such plan is conduct that does not constitute a breach or failure to perform his or her duties to the Corporation or an Affiliate, as the case may be.

      SECTION 7.2 ADVANCE FOR EXPENSES.

      (a) The Corporation shall pay to an Executive, or to such other person or entity as the Executive may designate in writing to the Corporation, his or her reasonable Expenses incurred by or on behalf of such Executive in connection with any Action, or claim, issue, or matter associated with any such Action, in advance of the final disposition or conclusion of any such Action (or claim, issue, or matter associated with any such Action), within ten days after the receipt of the Executive's written request therefor, provided, the following conditions are satisfied:

            (i) The Executive has first requested an advance of such Expenses in writing (and delivered a copy of such request to the Corporation) from the insurance carrier(s), if any, to whom a claim has been reported under an applicable insurance policy purchased by the Corporation and each such insurance carrier, if any, has declined to make such an advance;

            (ii) The Executive furnishes to the Corporation an executed written certificate affirming his or her good faith belief that he or she has not engaged in misconduct which constitutes a Breach of Duty; and

            (iii) The Executive furnishes to the Corporation an executed written agreement to repay any advances made under this Section 7.2 if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation for such Expenses pursuant to this Article 7.

      (b) If the Corporation makes an advance of Expenses to an Executive pursuant to this Section 7.2, the Corporation shall be subrogated to every right of recovery the Executive may have against any insurance carrier from whom the Corporation has purchased insurance for such purpose.

      SECTION 7.3 DETERMINATION OF RIGHT TO INDEMNIFICATION.

      (a) Except as otherwise set forth in this Section 7.3 or in Section 7.1(c) of this Article 7, any indemnification to be provided to an Executive by the Corporation under Section 7.1(a) of this Article 7 upon the final disposition or conclusion of any Action, or any claim, issue, or matter associated with any such Action, unless otherwise ordered by a court, shall be paid by the Corporation to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Section 7.2 of this Article 7), or to such other person or entity as the Executive may designate in writing to the Corporation, within 60 days after the receipt of the Executive's written request therefor. Such request shall include an accounting of all amounts for which indemnification is being sought. No further corporate authorization for such payment shall be required other than this Section 7.3.

      (b) Notwithstanding the foregoing, the payment of such requested indemnifiable amounts pursuant to Section 7.1(a) of this Article 7 may be denied by the Corporation if:

            (i) the Board by a majority vote thereof determines that the Executive has engaged in misconduct which constitutes a Breach of Duty; or

            (ii) a majority of the directors of the Corporation are a party in interest to such Action.

      (c) In either event of nonpayment pursuant to Section 7.3(b) of this
Article 7, the Board shall immediately authorize and direct, by resolution, that an independent determination be made as to whether the Executive has engaged in misconduct which constitutes a Breach of Duty and, therefore, whether indemnification of the Executive is proper pursuant to this Article 7.

      (d) Such independent determination shall be made, at the option of the Executive(s) seeking indemnification, by:

            (i) A panel of three arbitrators (selected as set forth below in Section 7.3(f) from the panels of arbitrators of the American Arbitration Association) in Milwaukee, Wisconsin, in accordance with the Commercial Arbitration Rules then prevailing of the American Arbitration Association;

            (ii) An independent legal counsel mutually selected by the Executive(s) seeking indemnification and the Board by a majority vote of a quorum thereof consisting of directors who were not parties in interest to such Action (or, if such quorum is not obtainable, by the majority vote of the entire Board); or

            (iii) A court in accordance with Section 7.4 of this Article 7.

      (e) In any such determination there shall exist a rebuttable presumption that the Executive has not engaged in misconduct which constitutes a Breach of Duty and is, therefore, entitled to indemnification hereunder. The burden of rebutting such presumption by clear and convincing evidence shall be on the Corporation.

      (f) If a panel of arbitrators is to be employed hereunder, one of such arbitrators shall be selected by the Board by a majority vote of a quorum thereof consisting of directors who were not parties in interest to such Action or, if such quorum is not obtainable, by an independent legal counsel chosen by the majority vote of the entire Board, the second by the Executive(s) seeking indemnification, and the third by the previous two arbitrators.

      (g) The Authority shall make its independent determination hereunder within 60 days of being selected and shall simultaneously submit a written opinion of its conclusions to both the Corporation and the Executive.

      (h) If the Authority determines that an Executive is entitled to be indemnified for any amounts pursuant to this Article 7, the Corporation shall pay such amounts to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Section 7.2 of this Article 7), including interest thereon as provided in Section 7.6(c) of this Article 7, or such other person or entity as the Executive may designate in writing to the Corporation, within ten days of receipt of such opinion.

      (i) Except with respect to any judicial determination pursuant to Section
7.4 of this Article 7, the Expenses associated with the indemnification process set forth in this Section 7.3 of this Article 7, including, without limitation, the Expenses of the Authority selected hereunder, shall be paid by the Corporation.

      SECTION 7.4. COURT-ORDERED INDEMNIFICATION AND ADVANCE FOR EXPENSES.

      (a) An Executive may, either before or within two years after a determination, if any, has been made by the Authority, petition the court before which such Action was brought or any other court of competent jurisdiction to independently determine whether or not he or she has engaged in misconduct which constitutes a Breach of Duty and is, therefore, entitled to indemnification under the provisions of this Article 7. Such court shall thereupon have the exclusive authority to make such determination unless and until such court dismisses or otherwise terminates such proceeding without having made such determination. An Executive may petition a court under this Section 7.4 either to seek an initial determination by the court as authorized by Section 7.3(d) of this Article 7 or to seek review by the court of a previous adverse determination by the Authority.

      (b) The court shall make its independent determination irrespective of any prior determination made by the Authority; provided, however, that there shall exist a rebuttable presumption that the Executive has not engaged in misconduct which constitutes a Breach of Duty and is, therefore, entitled to indemnification hereunder. The burden of rebutting such presumption by clear and convincing evidence shall be on the Corporation.

      (c) In the event the court determines that an Executive has engaged in misconduct which constitutes a Breach of Duty, it may nonetheless order indemnification to be paid by the Corporation if it determines that the Executive is fairly and reasonably entitled to indemnification in view of all of the circumstances of such Action.

      (d) In the event the Corporation does not:

            (i) Advance Expenses to the Executive within ten days of such Executive's compliance with Section 7.2 of this Article 7; or

            (ii) Indemnify an Executive with respect to requested Expenses under
      Section 7.1(b) of this Article 7 within ten days of such Executive's written request therefor, the Executive may petition the court before which such Action was brought, if any, or any other court of competent jurisdiction to order the Corporation to pay such reasonable Expenses immediately. Such court, after giving any notice it considers necessary, shall order the Corporation to pay such Expenses if it determines that the Executive has complied with the applicable provisions of Section 7.2 of this Article 7 or 7.1(b) of this Article 7, as the case may be.

      (e) If the court determines pursuant to this Section 7.4 that the Executive is entitled to be indemnified for any Liabilities and/or Expenses, or to the advance of Expenses, unless otherwise ordered by such court, the Corporation shall pay such Liabilities and/or Expenses to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Section
7.2 of this Article 7),
including interest thereon as provided in Section 7.6(c) of this Article 7, or to such other person or entity as the Executive may designate in writing to the Corporation, within ten days of the rendering of such determination.

      (f) An Executive shall pay all Expenses incurred by such Executive in connection with the judicial determination provided in this Section 7.4, unless it shall ultimately be determined by the court that he or she is entitled, in whole or in part, to be indemnified by, or to receive an advance from, the Corporation as authorized by this Article 7. All Expenses incurred by an Executive in connection with any subsequent appeal of the judicial determination provided for in this Section 7.4 shall be paid by the Executive regardless of the disposition of such appeal.

      SECTION 7.5. TERMINATION OF AN ACTION IS NONCONCLUSIVE. The adverse termination of any Action against an Executive by judgment, order settlement, conviction, or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the Executive has engaged in misconduct which constitutes a Breach of Duty.

      SECTION 7.6. PARTIAL INDEMNIFICATION; REASONABLENESS; INTEREST.

      (a) If it is determined by the Authority, or by a court, that an Executive is entitled to indemnification as to some claims, issues, or matters, but not as to other claims, issues, or matters, involved in any Action, the Authority, or the court, shall authorize the proration and payment by the Corporation of such Liabilities and/or reasonable Expenses with respect to which indemnification is sought by the Executive, among such claims, issues, or matters as the Authority, or the court, shall deem appropriate in light of all of the circumstances of such Action.

      (b) If it is determined by the Authority, or by a court, that certain Expenses incurred by or on behalf of an Executive are for whatever reason unreasonable in amount, the Authority, or the court, shall nonetheless authorize indemnification to be paid by the Corporation to the Executive for such Expenses as the Authority, or the court, shall deem reasonable in light of all of the circumstances of such Action.

      (c) Interest shall be paid by the Corporation to an Executive, to the extent deemed appropriate by the Authority, or by a court, at a reasonable interest rate, for amounts for which the Corporation indemnifies or advances to the Executive.

      SECTION 7.7. INSURANCE; SUBROGATION.

      (a) The Corporation may purchase and maintain insurance on behalf of any person who is or was an Executive of the Corporation, and/or is or was serving as an Executive of an Affiliate, against Liabilities and/or Expenses asserted against him or her and/or incurred by or on behalf of him or her in any such capacity, or arising out of his or her status as such an Executive, whether or not the Corporation would have the power to indemnify him or her against such Liabilities and/or Expenses under this Article 7 or under the Statute as it may then be in effect. Except as expressly provided herein, the purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the Corporation and/or any Executive under this Article 7. Such insurance may, but need not, be for the benefit of all Executives of the Corporation and those serving as an Executive of an Affiliate.

      (b) If an Executive shall receive payment from any insurance carrier or from the plaintiff in any Action against such Executive in respect of indemnified amounts after payments on account of all or part of such indemnified amounts have been made by the Corporation pursuant to this Article 7, such Executive shall promptly reimburse the Corporation for the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff and payments by the Corporation to such Executive exceeds such indemnified amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as deductible, retention, or co-insurance amounts, shall not be deemed to be payments to such Executive hereunder.

      (c) Upon payment of indemnified amounts under this Article 7, the Corporation shall be subrogated to such Executive's rights against any insurance carrier in respect of such indemnified amounts and the Executive shall execute and deliver any and all instruments and/or documents and perform any and all other acts or deeds which the Corporation shall deem necessary or advisable to secure such rights. The Executive shall do nothing to prejudice such rights of recovery or subrogation.

      SECTION 7.8. WITNESS EXPENSES. The Corporation shall advance or reimburse any and all reasonable Expenses incurred by or on behalf of an Executive in connection with his or her appearance as a Witness in any Action at a time when he or she has not been formally named a defendant or respondent to such an Action, within ten days after the receipt of an Executive's written request therefor.

      SECTION 7.9. CONTRIBUTION.

      (a) Subject to the limitations of this Section 7.9, if the indemnity provided for in Section 7.1 of this Article 7 is unavailable to an Executive for any reason whatsoever, the Corporation, in lieu of indemnifying the Executive, shall contribute to the amount incurred by or on behalf of the Executive, whether for Liabilities and/or for reasonable Expenses in connection with any Action in such proportion as deemed fair and reasonable by the Authority, or by a court, in light of all of the circumstances of any such Action, in order to reflect:

            (i) The relative benefits received by the Corporation and the Executive as a result of the event(s) and/or transaction(s) giving cause to such Action; and/or

            (ii) The relative fault of the Corporation (and its other Executives, employees, and/or agents) and the Executive in connection with such event(s) and/or transaction(s).

      (b) The relative fault of the Corporation (and its other Executives, employees, and/or agents), on the one hand, and of the Executive, on the other hand, shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such Liabilities and/or Expenses. The Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 7.9 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

      (c) An Executive shall not be entitled to contribution from the Corporation under this Section 7.9 in the event it is determined by the Authority, or by a court, that the Executive has engaged in misconduct which constitutes a Breach of Duty.

      (d) The Corporation's payment of, and an Executive's right to, contribution under this Section 7.9 shall be made and determined in accordance with and pursuant to the provisions in Sections

7.3 and/or 7.4 of this Article 7 relating to the Corporation's payment of, and the Executive's right to, indemnification under this Article 7.

      SECTION 7.10. INDEMNIFICATION OF EMPLOYEES. Unless otherwise specifically set forth in this Article 7, the Corporation shall indemnify and hold harmless any person who is or was a party, or is threatened to be made a party, to any Action by reason of his or her status as, or the fact that he or she is or was an employee or authorized agent or representative of the Corporation and/or an Affiliate, as to acts performed in the course and within the scope of such employee's, agent's, or representative's duties to the Corporation and/or an Affiliate, in accordance with and to the fullest extent permitted by the Statute as it may then be in effect.

      SECTION 7.11. SEVERABILITY. If any provision of this Article 7 shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article 7 contravene public policy, this Article 7 shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further Action or deed by or on behalf of the Corporation, to be modified, amended, and/or limited, but only to the extent necessary to render the same valid and enforceable, and the Corporation shall indemnify an Executive as to Liabilities and reasonable Expenses with respect to any Action to the full extent permitted by any applicable provision of this
Article 7 that shall not have been invalidated and to the full extent otherwise permitted by the Statute as it may then be in effect.

      SECTION 7.12. NONEXCLUSIVITY OF ARTICLE 7. The right to indemnification, contribution, and advancement of Expenses provided to an Executive by this
Article 7 shall not be deemed exclusive of any other rights to indemnification, contribution, and/or advancement of Expenses which any Executive or other employee or agent of the Corporation and/or of an Affiliate may be entitled under any charter provision, written agreement, resolution, vote of shareholders or disinterested directors of the Corporation or otherwise, including, without limitation, under the Statute as it may then be in effect, both as to acts in his or her official capacity as such Executive or other employee or agent of the Corporation and/or of an Affiliate or as to acts in any other capacity while holding such office or position, whether or not the Corporation would have the power to indemnify, contribute, and/or advance Expenses to the Executive under this Article 7 or under the Statute; provided that it is not determined that the Executive or other employee or agent has engaged in misconduct which constitutes a Breach of Duty.

      SECTION 7.13. NOTICE TO THE CORPORATION; DEFENSE OF ACTIONS.

      (a) An Executive shall promptly notify the Corporation in writing upon being served with or having actual knowledge of any citation, summons, complaint, indictment, or any other similar document relating to any Action which may result in a claim of indemnification, contribution, or advancement of Expenses hereunder, but the omission so to notify the Corporation will not relieve the Corporation from any liability which it may have to the Executive otherwise than under this Article 7 unless the Corporation shall have been irreparably prejudiced by such omission.

      (b) With respect to any such Action as to which an Executive notifies the Corporation of the commencement thereof:

            (i) The Corporation shall be entitled to participate therein at its own expense; and

            (ii) Except as otherwise provided below, to the extent that it may wish, the Corporation (or any other indemnifying party, including any insurance carrier, similarly notified by the Corporation or the Executive) shall be entitled to assume the defense thereof, with counsel selected by the Corporation (or such other indemnifying party) and reasonably satisfactory to the Executive.

      (c) After notice from the Corporation (or such other indemnifying party) to the Executive of its election to assume the defense of an Action, the Corporation shall not be liable to the Executive under this Article 7 for any Expenses subsequently incurred by the Executive in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Executive shall have the right to employ his or her own counsel in such Action but the Expenses of such counsel incurred after notice from the Corporation (or such other indemnifying party) of its assumption of the defense thereof shall be at the expense of the Executive unless:

            (i) The employment of counsel by the Executive has been authorized by the Corporation;

            (ii) The Executive shall have reasonably concluded that there may be a conflict of interest between the Corporation (or such other indemnifying party) and the Executive in the conduct of the defense of such Action; or

            (iii) The Corporation (or such other indemnifying party) shall not in fact have employed counsel to assume the defense of such Action, in each of which cases the Expenses of counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any Derivative Action or any Action as to which the Executive shall have reached the conclusion provided for in clause (ii) above.

      SECTION 7.14. CONTINUITY OF RIGHTS AND OBLIGATIONS. The terms and provisions of this Article 7 shall continue as to an Executive subsequent to the Termination Date and such terms and provisions shall inure to the benefit of the heirs, estate, executors, and administrators of such Executive and the successors and assigns of the Corporation, including, without limitation, any successor to the Corporation by way of merger, consolidation, and/or sale or disposition of all or substantially all of the assets or capital stock of the Corporation. Except as provided herein, all rights and obligations of the Corporation and the Executive hereunder shall continue in full force and effect despite the subsequent amendment or modification of the Corporation's Articles of Incorporation, as such are in effect on the date hereof, and such rights and obligations shall not be affected by any such amendment or modification, any resolution of directors or shareholders of the Corporation, or by any other corporate action which conflicts with or purports to amend, modify, limit, or eliminate any of the rights or obligations of the Corporation and/or of the Executive hereunder.

      SECTION 7.15. AMENDMENT. This Article 7 may only be altered, amended, or repealed by the affirmative vote of a majority of the shareholders of the Corporation so entitled to vote; provided, however, that the Board may alter or amend this Article 7 without such shareholder approval if any such alteration or amendment:

      (a) Is made in order to conform to any amendment or revision of the Wisconsin Business Corporation Law, including, without limitation, the Statute, which

            (i) Expands or permits the expansion of an Executive's right to indemnification thereunder;

            (ii) Limits or eliminates, or permits the limitation or elimination, of liability of the Executives; or

            (iii) Is otherwise beneficial to the Executives; or

      (b) In the sole judgment and discretion of the Board, does not materially adversely affect the rights and protections of the shareholders of the Corporation.

      Any repeal, modification, or amendment of this Article 7 shall not adversely affect any rights or protections of an Executive existing under this
Article 7 immediately prior to the time of such repeal, modification, or amendment and any such repeal, modification, or amendment shall have a prospective effect only.

      SECTION 7.16. CERTAIN DEFINITIONS. The following terms as used in this
Article 7 shall be defined as follows:

      (a) "Action(s)" shall include, without limitation, any threatened, pending, or completed action, claim, litigation, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, whether predicated on foreign, Federal, state, or local law, whether brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or their respective state counterparts and/or any rule or regulation promulgated thereunder, whether a Derivative Action and whether formal or informal.

      (b) "Affiliate" shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, bust, or other similar enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Corporation.

      (c) "Authority" shall mean the panel of arbitrators or independent legal counsel selected under Section 7.3 of this Article 7.

      (d)   "Board" shall mean the Board of Directors of the Corporation.

      (e) "Breach of Duty" shall mean the Executive breached or failed to perform his or her duties to the Corporation or an Affiliate, as the case may be, and the Executive's breach of or failure to perform those duties constituted:

            (i) A willful failure to deal fairly with the Corporation (or an Affiliate) or its shareholders in connection with a matter in which the Executive has a material conflict of interest;

            (ii) A violation of the criminal law, unless the Executive:

                  (A) Had reasonable cause to believe his or her conduct was lawful; or

                  (B) Had no reasonable cause to believe his or her conduct was unlawful;

            (iii) A transaction from which the Executive derived an improper personal profit (unless such profit is determined to be immaterial in light of all the circumstances of the Action); or

            (iv) Willful misconduct.

      (f) "Derivative Action" shall mean any Action brought by or in the right of the Corporation and/or an Affiliate.

      (g) "Executive(s)" shall mean any individual who is, was, or has agreed to become a director and/or officer of the Corporation and/or an Affiliate.

      (h) "Expenses" shall include, without limitation, all expenses, fees, costs, charges, attorneys' fees and disbursements, other out-of-pocket costs, reasonable compensation for time spent by the Executive in connection with the Action for which he or she is not otherwise compensated by the Corporation, any Affiliate, any third party or other entity, and any and all other direct and indirect costs of any type or nature whatsoever.

      (i) "Liabilities" shall include, without limitation, judgments, amounts incurred in settlement, fines, penalties and, with respect to any employee benefit plan, any excise tax or penalty incurred in connection therewith, and any and all other liabilities of every type or nature whatsoever.

      (j) "Statute" shall mean Wisconsin Business Corporation Law Sections 180.0850-180.0859 (or any successor provisions).

      (k) "Termination Date" shall mean the date an Executive ceases, for whatever reason, to serve in an employment relationship with the Company and/or any Affiliate.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

      SECTION 8.1 FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

      SECTION 8.2 DISTRIBUTIONS . The Board of Directors may from time to time declare, and the Corporation may pay distributions (dividends, redemptions and other transfers of money or property) to its shareholders on its outstanding shares in the manner and upon the terms and conditions provided by the Wisconsin Business Corporation Law and the Articles of Incorporation of the Corporation.

      SECTION 8.3 SEAL. The Corporation may use a corporate seal which may be altered at pleasure, by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Wisconsin". The affixing of a corporate seal to an instrument shall not give the instrument additional force or effect, or change the construction thereof and the use of the corporate seal is not mandatory.

      SECTION 8.4 AUDITS. The Board of Directors shall determine whether the Corporation's accounts, books and records shall be audited upon the conclusion of each fiscal year, and shall determine who performs that audit.

                                   ARTICLE IX

                                   AMENDMENTS

      SECTION 9.1 AMENDMENTS. The By-Laws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or the Articles of Incorporation of the Corporation. These by-laws may be amended, altered or repealed, or a provision inconsistent with these by-laws may be adopted, only by (a) the affirmative vote of a majority of the members of the Whole Board (unless the shareholders, in adopting, amending or repealing a particular by-law, provide within the by-laws that the Board of Directors may not amend, repeal or readopt that by-law), or (b) notwithstanding any other provision of these by-laws or any provision of law which might permit a lesser vote or no vote, the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of all classes of stock of the Corporation generally entitled to vote in the election of directors, considered for purposes of this Article IX as one class.

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